TEAM, INC.
PERFORMANCE UNIT AWARD AGREEMENT

for Stock Units awarded under the
Team, Inc. Second Amended and Restated 2018 Equity Incentive Plan
This Performance Unit Award Agreement (this “Agreement”) is made and entered into as of June 17, 2026 (the “Grant Date”) by and between Team, Inc., a Delaware corporation (the “Company”) and _________________ (the “Grantee”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Team, Inc. Second Amended and Restated 2018 Equity Incentive Plan, as amended (the “Plan”).
WHEREAS, the Company has adopted the Plan, pursuant to which Restricted Stock Units may be granted; and
WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant the award of Restricted Stock Units which become vested based on continued service and the attainment of designated performance goals as provided for herein.
NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:
1.    Grant of Performance Units. Pursuant to Section 11 of the Plan, the Company hereby grants to the Grantee an Award of _________ Restricted Stock Units (the “Award”), which shall become vested based on the attainment of the Performance Criteria designated in Section 2 and Exhibit A. For purposes of Exhibit A, the number of shares listed in the preceding sentence is the “Target PSUs”. Each performance-based Restricted Stock Unit (each, a “PSU”) represents the right to receive one Share, subject to the terms and conditions set forth in this Agreement and the Plan.
2.    Performance Criteria. The Award’s Performance Period and Performance Criteria are set forth in Exhibit A to this Agreement. The Performance Criteria has been established by the Committee, which shall determine and certify whether such criteria has been satisfied.
3.    Determination of Performance. Within 45 days following the Vesting Date (as defined below), the Committee will review and certify in writing (i) the extent to which the Performance Criteria has been satisfied, and (ii) the actual number of Target PSUs earned by the Grantee (the “Earned PSUs”). Following the issuance of such certification, the number of PSUs that the Grantee shall earn, if any, shall be final, conclusive and binding on the Grantee, and on all other persons, to the maximum extent permitted by law.

4.    Vesting of PSUs. The PSUs are subject to forfeiture until they vest. Except as otherwise provided herein in Sections 5 and 6, the PSUs will vest and become non-forfeitable on March 1, 2029 (the “Vesting Date”), subject to (i) the Company’s achievement of the Performance Criteria and (ii) the Grantee’s continuous service with the Company from the Grant Date through the date payments are made pursuant to Section 7 of this Agreement.
5.    Termination of Service.
5.1    Except as otherwise expressly provided in this Section 5 or in Section 6 hereof, upon the Grantee’s Termination of Service for any reason at any time prior to the Vesting Date, all of the PSUs shall be automatically forfeited upon such Termination of Service and neither the Company nor any Affiliate shall have any further obligations to the Grantee under this Agreement.
5.2    Notwithstanding Section 5.1, upon the Grantee’s Termination of Service during the Performance Period after December 31, 2027 (i) by the Company without Cause, (ii) by the Grantee for Good Reason or (iii) due to the Grantee’s death or Disability (each of clauses (i)-(iii), a “Qualifying Termination”), all Target PSUs that remain unvested as of the date of such Qualifying Termination will be eligible to become Earned PSUs on a pro-rata basis, based on the Company’s actual achievement of the Performance Criteria (the “Pro-Rata PSUs”), with the portion of the unvested Target PSUs that are eligible to become Earned PSUs determined by multiplying (a) the unvested Target PSUs, by (b) a fraction, the numerator of which equals the number of days between January 1, 2026 and the date of such Qualifying Termination, and the denominator of which equals 1,095 (but in no event shall such fraction exceed one). Payment in respect of any Pro-Rata PSUs that become Earned PSUs following the Qualifying Termination shall be made no later than thirty (30) days following the Company’s determination of achievement of the relevant Performance Criteria that cause the PSUs to become Earned PSUs.
5.3    For purposes of this Agreement, (i) a termination “without Cause” shall mean a Termination of Service due to the Company’s unilateral exercise of its independent authority, other than due to the Grantee’s implicit or explicit request, where the Grantee was willing and able to continue providing services, and where such Termination of Service is not the result of (a) a good faith determination by the Board of Directors that the Grantee knowingly committed material acts involving fraud, dishonesty or violations of criminal or other statutes, or (b) a good faith determination by the Board of Directors that the Grantee knowingly violated Team’s Code of Business Conduct and Ethics; and (ii) a termination “for Good Reason” shall mean a Termination of Service by the Grantee upon the occurrence of any of the following events without the consent of the Grantee: (a) a material diminution in the base compensation of the Grantee, (b) a material change in geographic work location for an Grantee to a location more than 50 miles from the Grantee’s current work location or (c) a material diminution in the Grantee’s authorities, duties or responsibilities, and position within the leadership team of the

Company; provided, however, that a termination for Good Reason shall not be considered to occur solely because an Grantee’s authorities, duties or responsibilities, and position are reallocated to other employees based on a good faith determination by the Board of Directors that such reallocation is necessary in order to adequately address material growth and/or expansion of the business of the Company. In order to experience a termination for Good Reason hereunder, the Grantee must provide notice to the Company of the event that would give rise to a termination for Good Reason within 90 days of the initial existence of the condition, upon notice of which the Company will be allowed 30 days in which to remedy the condition and not be required to provide the benefits hereunder for a termination for Good Reason.
6.    Effect of a Change of Control. Upon the occurrence of a Change of Control during the Performance Period, the Award will automatically vest and immediately become payable at the amounts calculated in accordance with Exhibit B hereto.
7.    Payment of PSUs. Except as otherwise provided in Section 5.2 or Section 6 hereof, payment in respect of the Earned PSUs for the Performance Period shall be made in (i) Shares, (ii) cash equal to the Fair Market Value of the Shares that would otherwise be delivered with respect to the Earned PSUs as of the date of settlement, or (iii) a combination thereof as determined in the discretion of the Committee, and shall be issued to the Grantee as soon as practicable, but not later than forty-five (45) days, following the Vesting Date. To the extent the PSUs are settled in Shares, the Company shall (a) issue and deliver to the Grantee the number of Shares equal to the number of Earned PSUs less applicable tax withholding, and (b) enter the Grantee’s name on the books of the Company as the shareholder of record with respect to the Shares delivered to the Grantee.
8.    Transferability. Subject to any exceptions set forth in this Agreement or the Plan, the PSUs or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee, except by will or the laws of descent and distribution, and upon any such transfer by will or the laws of descent and distribution, the transferee shall hold such PSUs subject to all of the terms and conditions that were applicable to the Grantee immediately prior to such transfer.
9.    Rights as Shareholder; Dividend Equivalents.
9.1    The Grantee shall not have any rights of a shareholder with respect to the Shares underlying the PSUs, including, but not limited to, voting rights and the right to receive or accrue dividends or dividend equivalents.
9.2    Upon and following the vesting of the PSUs and the issuance of Shares, the Grantee shall be the record owner of the Shares underlying the PSUs unless and until such Shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company (including voting and dividend rights, if any).
10.    No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an Employee, consultant or director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s service at any time, with or without Cause.
11.    Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the PSUs shall be adjusted or terminated in any manner as contemplated by Section 20 of the Plan.

12.    Tax Liability and Withholding.
12.1    The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the PSUs and to take all such other action as the Company deems necessary to satisfy all obligations for the payment of such withholding taxes. As a condition of the receipt of this grant, prior to the vesting of the PSUs the Grantee hereby agrees to make such arrangements as the Company may require in order to satisfy any required federal, state, local or foreign withholding tax obligations, calculated using rates of up to, but not exceeding, the maximum statutory withholding rates applicable in the Grantee’s particular jurisdiction, that the Company, in its sole discretion, determines may arise in connection with the receipt of this grant or the issuance of Shares (the “Tax Obligations”). The Grantee understands that the Company shall not be required to issue any Shares under the Plan unless and until such Tax Obligations are satisfied.
12.2    The Company intends, and the Grantee hereby authorizes the Company, to satisfy the Tax Obligations by withholding from the Grantee’s Earned PSUs the number of full Shares having an aggregate market value at that time of vesting equal to the amount the Company determines are equal to the Tax Obligations, with the remainder to be satisfied by withholding from the Grantee’s wages or other cash compensation payable by the Company or the Grantee’s employer. To the extent the Company determines that the number of PSUs or Shares withheld pursuant to this Section 12.2 is insufficient to satisfy such Tax Obligations, the Grantee hereby authorizes the Company or the Grantee’s employer to deduct from the Grantee’s compensation the additional amounts necessary to fully satisfy the Tax Obligations. If the Company chooses not to deduct such amount from the Grantee’s compensation, the Grantee agrees to pay the Company, in cash or by check, the additional amount necessary to fully satisfy the Tax Obligations. The Grantee hereby agrees to take any further actions and execute any additional documents as may be necessary to effectuate the provisions of this Section 12.2.
12.3    Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax Related Items”), the ultimate liability for all Tax Related Items is and remains the Grantee’s responsibility and the Company (i) makes no representation or undertakings regarding the treatment of any Tax Related Items in connection with the grant, vesting or settlement of the PSUs or the subsequent sale of any Shares, and (ii) does not commit to structure the PSUs to reduce or eliminate the Grantee’s liability for Tax Related Items.
13.    Compliance with Law. The issuance and transfer of Shares in connection with the PSUs shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Shares may be listed. No Shares shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.
14.    Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the General Counsel of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.
15.    Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Texas without regard to conflict of law principles.
16.    Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.
17.    PSUs Subject to the Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
18.    Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the PSUs may be transferred by will or the laws of descent or distribution.
19.    Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

20.    Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the PSUs in this Agreement does not create any contractual right or other right to receive any PSUs or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.
21.    Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the PSUs, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent.
22.        Clawback. Notwithstanding any provisions in the Agreement to the contrary, the Grantee’s rights with respect to the Award shall in all events be subject to (i) all rights that the Company may have under any Company recoupment policy or any other agreement or arrangement with the Grantee, and (ii) all rights and obligations that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission, the listing standards of any national securities exchange or association on which the Company’s securities are listed, or any other applicable law.
23.    Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code.
24.    No Impact on Other Benefits. The value of the Grantee’s PSUs is not part of the Grantee’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.
25.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

26.    Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the PSUs subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the vesting or settlement of the PSUs or disposition of the underlying shares and that the Grantee has been advised to consult a tax advisor prior to such vesting, settlement or disposition.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TEAM, INC.
By: ______________________________ Name: Gary L. Hill Title: Chief Executive Officer

GRANTEE By: ______________________________ Printed Name: Date Signed: _______________________
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